As filed with the Securities and Exchange Commission on December 22, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FedEx Corporation

(Exact name of registrant as specified in its charter)

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

FedEx Corporation Incentive Stock Plan
(Full title of the plan)

Christine P. Richards

Executive Vice President, General Counsel and Secretary

FedEx Corporation

942 South Shady Grove Road

Memphis, Tennessee 38120

(901) 818-7500

(Name, address and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $0.10 per share	8,250,000 shares	$99.13	$817,822,500	$87,507.01

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 based upon the average ($99.13) of the high ($99.76) and low ($98.49) sales prices of the registrant’s common stock as reported on the New York Stock Exchange on December 20, 2005.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of additional shares of common stock of FedEx Corporation (the “Company”) for issuance pursuant to awards granted under the FedEx Corporation Incentive Stock Plan (the “Plan”).  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Registration No. 333-111399 and Registration No. 333-121418) are hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005;

(b)           The Company’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2005 and November 30, 2005;

(c)           The Company’s Current Reports on Form 8-K filed on June 2, 2005, July 13, 2005, July 26, 2005 and September 28, 2005; and

(d)           The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A dated April 14, 2000, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.           Interests of Named Experts and Counsel.

The legality of the shares of common stock registered hereunder will be passed upon by Christine P. Richards, the Company’s Executive Vice President, General Counsel and Secretary.  As of December 21, 2005, Ms. Richards owned 25,685 shares of the Company’s common stock and held options to purchase 87,675 shares of the Company’s common stock.  Of the options held by Ms. Richards, 36,600 were exercisable as of December 21, 2005.

Item 8.  Exhibits.

See the Exhibit Index on page E-1 for a list of the exhibits being filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on December 22, 2005.

FedEx Corporation

By:	/s/ FREDERICK W. SMITH
Frederick W. Smith
Chairman of the Board, President
and Chief Executive Officer

Power of Attorney:  Each person whose signature appears below hereby constitutes and appoints Christine P. Richards, Alan B. Graf, Jr. and John L. Merino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

/s/	FREDERICK W. SMITH	Chairman of the Board, President	December 22, 2005
	Frederick W. Smith	and Chief Executive Officer and
Director (Principal Executive Officer)

/s/	ALAN B. GRAF, JR.	Executive Vice President and	December 22, 2005
	Alan B. Graf, Jr.	Chief Financial Officer
(Principal Financial Officer)

Signature		Capacity	Date

/s/	JOHN L. MERINO	Corporate Vice President and	December 22, 2005
	John L. Merino	Principal Accounting Officer
(Principal Accounting Officer)

/s/	JAMES L. BARKSDALE	Director	December 22, 2005
James L. Barksdale

/s/	AUGUST A. BUSCH IV	Director	December 22, 2005
August A. Busch IV

/s/	JOHN A. EDWARDSON	Director	December 22, 2005
John A. Edwardson

/s/	JUDITH L. ESTRIN	Director	December 22, 2005
Judith L. Estrin

/s/	J. KENNETH GLASS	Director	December 22, 2005
J. Kenneth Glass

/s/	PHILIP GREER	Director	December 22, 2005
Philip Greer

/s/	J.R. HYDE, III	Director	December 22, 2005
J.R. Hyde, III

/s/	SHIRLEY ANN JACKSON	Director	December 22, 2005
Shirley Ann Jackson

Signature		Capacity	Date

/s/	CHARLES T. MANATT	Director	December 22, 2005
Charles T. Manatt

/s/	JOSHUA I. SMITH	Director	December 22, 2005
Joshua I. Smith

/s/	PAUL S. WALSH	Director	December 22, 2005
Paul S. Walsh

/s/	PETER S. WILLMOTT	Director	December 22, 2005
Peter S. Willmott

EXHIBIT INDEX

Exhibit Number	Description

4.1	FedEx Corporation Incentive Stock Plan, as amended effective September 26, 2005.

4.2	FedEx Corporation Incentive Stock Plan 2005 Inland Revenue Approved Sub-Plan for the United Kingdom.

4.3	Form of Share Option Agreement pursuant to the FedEx Corporation Incentive Stock Plan 2005 Inland Revenue Approved Sub-Plan for the United Kingdom.

5.1	Opinion of Christine P. Richards, Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

15.1	Letter of Ernst & Young LLP regarding unaudited interim financial information.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Christine P. Richards (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (set forth on the signature page to this registration statement).

E-1